Exhibit 99.1

Matria Healthcare Expects to Exceed Third Quarter Earnings Estimates; Company Awarded Five New Disease Management Accounts

    MARIETTA, Ga.--(BUSINESS WIRE)--Oct. 13, 2004--Matria Healthcare, Inc. (NASDAQ/NM: MATR) today announced that it expects to exceed the high end of its previously announced third quarter of 2004 guidance for earnings per diluted common share from continuing operations. On July 22, 2004, the Company issued guidance for earnings per diluted common share from continuing operations to be in the range of $0.33 to $0.38. This guidance excludes costs related to the collection of accounts receivable retained by the Company in connection with its divested Pharmacy and Supplies subsidiary, which will be shown in discontinued operations.
    The Company will issue its fourth quarter 2004 guidance with the release of third quarter 2004 results. The Company reiterated its previously released guidance for full year 2004 revenues to be in the range of $287 million to $293 million. The Company recorded earnings per share, excluding unusual items, of $0.38 for the first six months of 2004. The Company expects earnings per share from continuing operations for the second six months of 2004 to be in excess of $0.72.
    The Company's results for the third quarter and nine months ended September 30, 2004, will be released after the close of the market on Tuesday, October 19, 2004. The Company will also provide an online Web simulcast of its third quarter 2004 earnings conference call on Wednesday, October 20, 2004. The live broadcast of Matria Healthcare's conference call will begin at 10:30 a.m. Eastern time on October 20, 2004. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.matria.com or at www.fulldisclosure.com.
    The Company also announced that it has been recently awarded five new disease management accounts. The Company's five new awards of business are with large self-insured employers and are in addition to its previously announced awards of business.
    Matria reported that the Company will manage multiple diseases and conditions in each of the new accounts with one of the new awards calling for the management of seven diseases and conditions, another two awards involving six diseases and conditions and another providing for the management of five diseases and conditions. In the remaining new account, Matria will manage four diseases and conditions. Matria's comprehensive suite of health enhancement programs for the conditions of diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, cancer, maternity, low back pain and depression are managed in the newly awarded business. Collectively, the new accounts will represent in excess of 330,000 additional covered lives under management.
    Of the five self-insured employers awarding business to Matria, one is a Fortune 100 company, two are in the Fortune 300, and the two others are in the Fortune 400 and 600, respectively.
    Parker H. Petit, Chairman and Chief Executive Officer, stated "As evidenced by our new awards, we continue to experience good growth from our disease management business. We are pleased that the Fortune 1000 employer market continues to produce an increasing sales pipeline. This market is realizing the urgent need to address the escalating negative impact that chronic diseases and episodic conditions are having on their benefits costs and employee health and productivity. These successes demonstrate that these employers see disease management programs as an excellent solution to the double-digit inflation facing their benefit plans."
    Petit continued, "In addition, our strategy continues to include the targeting of health plans and the Medicare, Medicaid and pharmaceutical markets as significant opportunities to grow our disease management business."
    Matria Healthcare is a leading provider of comprehensive disease management programs to health plans and employers. Matria manages the following major chronic diseases and episodic conditions - diabetes, cardiovascular diseases, respiratory diseases, high-risk obstetrics, cancer, chronic pain and depression. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at www.matria.com.
    This press release contains forward-looking statements. Such statements include but are not limited to the Company's financial expectations for the third quarter and full year 2004, the ability of the Company to convert awards of business into implemented contracts, the timing of contract implementation, the continued success of the Company's growth strategy for its disease management business, and the continuing demand for the Company's disease management programs. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the failure to achieve the Company's financial expectations for the third quarter and full year 2004, delays or problems in implementation of new disease management contracts, failure to convert awards of disease management business into implemented contracts, decreased employer and healthplan interest in disease management programs, the failure of the Company's strategy to grow its disease management business, a decrease or lack of growth in demand for the Company's disease management products and services, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on From 10-K for the year ended December 31, 2003. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.



                        MATRIA HEALTHCARE, INC.
              RECONCILIATION OF NET EARNINGS TO EARNINGS
          FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS
           (Amounts in thousands, except per share amounts)

                                                          Six Months
                                                             Ended
                                                        June 30, 2004

Net earnings                                                $22,207
Less gain on disposal of
 discontinued operations, net of tax                        (32,799)
Add loss on retirement of senior notes, net of tax           14,144
Add additional interest due to timing
 of retirement of senior notes, net of tax                      371
Add restructuring charges, net of tax                           165
                                                           --------
Net earnings, excluding unusual items                         4,088
Less earnings from discontinued operations                     (987)
                                                           --------

Earnings from continuing operations,
 excluding unusual items                                     $3,101
                                                           ========

Net earnings (loss) per common share, as reported:
   Basic:
     Continuing Operations                                   $(1.13)
     Discontinued Operations                                   3.29
                                                           --------
                                                              $2.16
                                                           ========
   Diluted:
     Continuing Operations                                   $(1.13)
     Discontinued Operations                                   3.29
                                                           --------
                                                              $2.16
                                                           ========

Net earnings per common share, excluding unusual items:
   Basic:
     Continuing Operations                                    $0.30
     Discontinued Operations                                   0.10
                                                           --------
                                                              $0.40
                                                           ========
   Diluted:
     Continuing Operations                                    $0.29
     Discontinued Operations                                   0.09
                                                           --------
                                                              $0.38
                                                           ========

Shares used in calculating net earnings per share,
 excluding  unusual items:
  Weighted average shares outstanding, basic                 10,267
  Shares issuable from assumed exercise of options              547
                                                           --------
  Weighted average shares outstanding, diluted               10,814
                                                           ========


    CONTACT: Matria Healthcare, Inc., Marietta
             Stephen M. Mengert, 770-767-4500